UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 12, 2004

FIORANO INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-50415 (Commission File Number)	98-0407798 (IRS Employer ID No.)

943 Delaware Rd.
Burbank, California 91504
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

3650 SE Marine Drive
Vancouver, British Columbia V5S 4R6
(Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant Accountant.

On May 12, 2004 (the "Effective Date"), pursuant to an agreement between Fiorano, Inc., Scott Raleigh and Portavie Technologies, Inc. ("Agreement"), Portavie Technologies, Inc. purchased 100,000 shares of Fiorano, Inc. outstanding common stock for total consideration of $25,000. The 100,000 shares purchased in this transaction represent all of the issued and outstanding common stock.

Pursuant to the terms of the Agreement, Scott Raleigh resigned from the Company's Board of Directors and Edward Ganter and Mary Rustia were appointed to the Board of Directors of the Company. In addition, Scott Raleigh resigned as President and Chief Executive Officer of Fiorano, Inc., and Edward Ganter and Mary Rustia were appointed as Co-Presidents, Co-Chief Executive Officers and Co-Chief Financial Officers of Fiorano, Inc.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock on May 26, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK	PERCENT OF CLASS
5% STOCKHOLDERS

Common	Portavie Technologies, Inc.	100,000	100%

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Common	Ed Ganter	0(1)	0(1)
Common	Mary Rustia	0(2)	0(2)

DIRECTORS AND OFFICERS AS A GROUP		0(1)(2)	0(1)(2)

(1)     Ed Ganter owns 22.5% of Portavie Technologies, Inc., which is the sole shareholder of Fiorano, Inc.

(2)     Mary Rustia owns 24.87% of Portavie Technologies, Inc., which is the sole shareholder of Fiorano, Inc.

The following is a biographical summary of the directors and officers of the Company:

Ed Ganter

Ed Ganter has been in software development for 30 years. Prior to co-founding HandyPalm he was with Candle Corporation, where over a 20-year period he held numerous positions within the development organization from Senior Software Developer to Vice President of Product Development. Prior to Candle he held various development positions with several manufacturing and distribution companies. Ed has a BS degree in Computer Science from Indiana University.

Mary Rustia

Mary Rustia has been in software development for 20 years. Prior to co-founding HandyPalm she was with Candle Corporation, a major provider of systems management software, and held the position of Vice President of Customer Satisfaction and Quality. Prior to joining Candle she was with Neasi-Weber International, a leading provider of applications for the publishing industry. She has an MBA from Pepperdine University.

7.     Financial Statements and Exhibits

(a)	None
(b)	None
(c)	Exhibits

Number	Exhibit

10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIORANO, INC.

By:	/s/ Ed Ganter
Ed Ganter Co-President

By:	/s/ Mary Rustia
Mary Rustia Co-President

May 26, 2004